REGISTERED
by Executive Committee
of the Dnipropetrovsk City
Counsil of Peoples Deputies

Certificate of Registration No of "  " 1994

APPROVED
by the Founders' Meeting
Protocol # dated September, 1994
(The Founders Agreement is regarded as an integrated part of the Company's Statues)

Registration No part of the Company's DEPUTY CHAIRMAN OF THE EXECUTIVE Statutes) COMMITTEE I.I.KULICHENKO STATUTES of the,

JOINT STOCK COMPANY WITH FOREIGN INVESTMENTS "UNITED ENGINEERING COMPANY"

The City of Dnipropetrovsk - 1994
STATUTES "UNITED ENGINEERING COMPANY" JOINT STOCK COMPANY

ARTICLE I. DEFINITIONS

1.1. "Capital Fund" is the authorized share capital of the joint stock company with foreign investments "United Engineering Company" ("The Company") divided into certain number of personal shares of common stock with a specified nominal value as provided in Article 3.1. hereof.

1.2. "Founders" Founders'  Representatives" shall have the meanings set forth in
Article 2.1. hereof. Other words and terms used in these Statutes, including "Shareholders", Shareholders' Meeting", "General meeting "Extraordinary Meeting
,  Annual  Meeting",   "Board  Directors",   "Directors",   "Chairman",   "Audit
Commission",  "Annual  Accounts",  "Reserve Fund",  "Social  Development Fund" ,
 .,Agenda", "Audit Report", and "Liquidation Commission" shall have their plain meanings unless a contrary meaning or definition is specifically provided or unless the context in which the word or term is used makes clear that it is intended to have a different ferent meaning.

ARTICLE II. FORMATION AND LEGAL STATUS

2.1. Founders and Founders' Representatives.

1. The state Property Fund of Ukraine, represented by the President of the Fund, Mr Vladimir Priadko, acting in the interests of the state-owned enterprises: The Production Association "Southern Machine-Building Plant", "Trust # 5 for Special Construction Works", Construction Bureau "The Southern";

2. The "Spivdruznist" Association of Enterprises, by Vyacheslav. M . Taran, the Managing Director, the legal address: Svobody Str. 2-A, Lozova, Kharkiv Region;

3. The Special Construction and Technology Bureau of the Electrical Welding Institute ("The Paton Institute"), by Leonid A.Volgin, the Managing Director, the Legal Address: B. Khmelnitsky Str., 5, Vasilkiv of Kievkaja Region;

4. "Ukrinvestkonversia ltd.", Limited Liability Company, by

2
Sergij Lutwort, the President, the legal address: Peremoga Squ., The Officers Club, Vinnitza;

5 . The Limited Liability Company "EKSKATT ltd.", by Viacheslav G . Lashkevitch, the President, the legal address: Boenko Str.1, Kiev;


                                                                    Exhibit 10.1
                                                              Page 1 of 15 Pages

6. Research and Production Enterprise with Limited Liability "Pivdenexo" , by Nikolay Melnik, the Direktor General, the legal address: Altayskaya str., 51, City of Dniepropetrovsk, Ukraine, and

Corporation "CONSORTIUM SERVICE MANAGEMENT GROUP -
"C. S. M.G" registered in Texas, USA, the certificate of incorporation issued November 17, 1992, the Corporation Statutes # 1250009, represented by Donald Robbins, President of the Corporation, the legal address - 701 CCNB, North Tower 500, N. Shoreline, Corpus Christi, Texas, 78471, USA.

2.2. Governing Law and Principles. The establishment and activity of the Company is governed by:

(a) the legislation of Ukraine;

(b) the Founders' Agreement, incorporated herein by this reference; and

(c) these Statutes, as they may be amended from time to time.

2.3. Purpose and scope of business.

The broad commercial purpose of the Company shall be rendering of all kinds of engineering services which may be needed for the implementation of the state-funded and supported and of others Ukrainian national military conversion programs and projects, as well as creation of certain profitable daughter enterprises and operations that may result from military conversion programs. accordance with the broad commercial purpose the scope of business activity of the Company shall be:

- working out and development of programms, projects and technologies, focused on the liquidation of armaments and participation in the implementation of the said programms;

- reconstruction of military objects taken off duty as the result of liquidation of armaments; - liquidation, utilization and salvaging of ammunition, explosive losive effect connected works.

- working out and development of rehabilitation and training programms mainly for the army officers of the military units to be disbanded as the result of the armaments reduction to fill the positions in the company;

- building and sale on the low interest credit basis of housing for the army officers leaving the Army in connection with the disarmament ;

-  technological  engineering  services,   resulting  mainly  in  providing  and
transferring of certain technologies ordered by a third parties for the purpose of creation of new industrial object or conversion of military production

- construction engineering, resulting mainly into the activity which involves managing supplies of and mounting of specific technological equipment, operating in special construction and final assembly works;

- consulting engineering including the following: rendering of the intellectual services in projection of construction sites, working out of the construction strategy, marketing researches and feasibility studies, organization and managing of open auctions and tenders for best supply and construction contractors, carrying out of construction works to install equipment chosen at tender or auction, coordination of civil engineering works, supply and assembly works;

- utilization, deep processing and salvaging of discharged metal objects, marketing, sale, export sales of salvaged metals and of the products resulting from its salvaging;

- developing of the technologies and production of the equipment for the needs of agricultural sector;

- conversion of military property and hardware taken off duty and its utilization;


                                                                    Exhibit 10.1
                                                              Page 2 of 15 Pages

- building of housing and of other civil objects;

- leasing of the equipment to the third parties;

The Company may become engaged in any works or operations which the Parties may deem necessary and conductive to the Company's purposes and are not explicitly prohibited by the legislation of Ukraine. 2.4. Name. The name of the Company is:
Joint Stock Company with Foreign Investments-United Engineering Company",

2.5. Address. The legal address of the Company is:

Ukraine, 51 Altayska Str., Dnipropetrovsk, # 320064

2.6. Duration. The Company is established for an indefinite period.

2.7. Juridical Status.

2.7.1. The Company is a "closed" joint stock company

established in accordance with Ukrainian law.

2.7.2. The Founders' Agreement of the Company provides a

gradual Capital Increase of the Company by engagement of the additional investment.

2.7.3. The Company shall acquire the rights and

liabilities of a legal entity in accordance with Ukrainian law at the time of its registration. The Company shall have rights to maintain and use its own seal, stamp, emblem, operational account and other bank accounts (in Ukrainian national currency and in foreign currency pursuant to effective Ukrainian currency regulations).

2.8. Limitation of Liability. The Company is liable for its undertakings to the extent of its assets. The shareholders are not liable for the Company's undertakings, except to the extent of the contributions of the shareholders to the Company, and the Company is not liable for the undertakings of the shareholders.

ARTICLE III. SHARE CAPITAL-AND SHARES

3.1. Share Capital (Statutory Fund). The authorized share capital of the Company ("Capital Fund") at the moment of its founding to be subscribed and paid in by the Founders upon Company establishment is one hundred million (100,000,000) of Ukrainian karbovanetz, or if valued in order to carry out

I
valuation of the American Partner (the Founder) and the relevant contributions of the Ukrainian Partners (the Founders) in the contributions convertion into hard convertible currency - one hundred (100,000) US dollars in accordance with the following exchange rate agreed between all of the Founders: one (1) US dollar is equal to one thousand (1000) karbovanetz. This Capital Fund is divided into 10,000 shares of common stock with a nominal value of UK 10,000 each. The Founders only shall subscribe to the Company's Share Capita. The Founders who are Ukrainian legal entities shall pay in their shares by contributing the relevant sums of cash into the Statutory Fund. The American Founder "C.S.M.G. inc." shall pay in its shares in kind (by certain equipment) for the total sum of fifty thousand (50,000) US dollars, to be contributed into the Statutory Fund. The convertion of "C.S.M.G. inc." "in kind" contribution into Ukrainian Karbovanetz shall carried out in accordance with the previously agreed exchange rate: one (1) dollar is equal to one thousand (1000) karbovanetz.

1. The State Property Fund shall pay in the aggragate amount of 1875 shares, that will make up 18,75% equal to 18,750,000 karbovanetz or 18,750 US dollars in the following way:

                                                                    Exhibit 10.1
                                                              Page 3 of 15 Pages

(a) The value of 625 shares worth Ukbv. 6,250,000 or 6,250 US dollars that make up 6,25% of the Share Capital, shall be paid in cash by the Industrial Production Association "Southern Machine-Building Plant";

(b) The value of 625 shares worth Ukbv. 6,250,000 or 6,250 US dollars that make up 6,25% of the Share Capital shall be paid in cash by Trust # 5 for Special Construction Works";

(c) The value of 625 shares worth Ukbv. 6,250,000 or 6,250 VS dollars that make up 6,25% of the Share Capital shall be paid in -ash by the Construction Bureau "The Southern";

2. The "Spivdruznist" Association of Enterprises, shall subscribe and pay in 625 shares worth Ukbv. 6,250,000 or 6,250 US dollars, which will make 6,25% of the Company's Capital;

' - The Special Construction and Technology Bureau of the Electrical Welding Institute ("The Paton Institute") shall subscribe and pay in 625 shares worth Ukbv.6,250,000 or 6,250 US dollars, which will make 6,25% of the Company's Capital;

4. "Ukrinvestkonversia ltd.", Limited Liability Company shall subscribe and pay in 875 shares worth Ukbv. 8,750,000 or

6,250 US dollars, which will make 8,75% of the Company's Capital;
5 The Limited Liability Company "EKSKATT ltd." shall subscribe and pay in 500 shares worth Ukbv. 5,000,000 or 5,000 US dollars, which will make 5% of the Company's Capital;

6. Research and Production Enterprise with Limited Liability

"Pivdenexo" shall subscribe and pay in 500 shares worth Ukbv. 5,000,000 or 5,000 US dollars, which will make 5% of the Company's Capital; 7 Corporation "CONSORTIUM SERVICE MANAGEMENT GROUP - "C.S.M.G." shall subscribe and pay in 5000 shares worth fifty million Ukbv. 5 000) karbova etz or fifty thousand (5
000) US dollars which will make 50% of the Company's capital. The

American Founder(s) shall pay in it's shares in US dollars at the official exchange rate effective the date of paying in the Capital.

Statotury Fund Payment Order:

a)  The  Founders  shall  pay  in  their  shares  by  making  certain   property
contribution in the amounts and by the schedule set forth by the relevant regulations of the Ukrainian Legislation;

b) The Founders who are Ukrainian legal entities shall pay in their respective shares by contributing certain amounts of cash into the Statutory Fund pursuant
Article 3.1. of this Syayutes.

c) The Founder - "C.S.M.G. inc." shall pay in it's shares (5000) by making contribution in kind (contributing an automobile, a maxi-van and some office equipment) at the aggregate value of 50,000 US dollars.

The American Founder(s) shall pay in it's shares in US dollars at the official exchange rate effective the date of paying in the Capital.

13.2 - The Company has the right to make Capital Fund increase if a 1 the shares previously issued were paid in at a price not less then nominal value. The Capital Fund increase may be made by means of issuance of additional stock or by share par value increase.

3.3. Future Increase in Capital Fund.

a) The Company may increase its Capital Fund after starting operations subject to decision of Shareholders General Meeting.

                                                                    Exhibit 10.1
                                                              Page 4 of 15 Pages

b) The Company may also make increase in Capital Fund and make private placement of additional stock issued, among Ukrainian or US enterprises, which Founders may deem necessary to associate with the Company's operations. Additional shares issued also shall be placed between citizens of Ukraine or USA, members of the Board or the Management of the Company or those who are rendering helpful services for the Company. Any desicion to be taken on the issuance of additional stock shall be subject of exclusive authority of the General Meeting of the Shareholders and will need not less then 3/4 majority vote of all the Shareholders. The said rule shall be also applied to the private offering of certain amount of stock to the natural persons and legal entities of US or Ukraine, which may be members of the management or the stuff members of the Company or the outsiders that can provide valuable services for the Company.

3.3. The issue or private offer price of such newly issued shares may be greater than their nominal value.

3.4. The shares shall be registered shares and shall be numbered consecutively. Each shareholder shall be issued a certificate evidencing his\her ownership in shares of stock in the Company.

3.5. Additional Investments by creating the new subsidiaries.

Upon the decision taken by 3/4 majority vote of the General Meeting of the Shareholders the Company may create subsidiaries.

3.6. Equal distribution of interests between the American and the Ukrainian Partners. In any capital increase or private placement of Company's stock policy the Founders of the Company shall keep the equal distribution of interests in it's Share Capital pursuant the guideline that neither all the American Shareholders, nor the Ukrainian Shareholders shall have the ownership rights exceeding 50% of the Company Capital.

3.7. Shareholders' Register. The Board of Directors shall keep a shareholders' register in which shall be entered the names and addresses of all shareholders, the amount paid up on each share, the amount of any shareholder loans or credits, and the amount of any dividend or other distributions paid or owing to shareholders. On being so requested, the Board of Directors shall furnish (free of charge) a shareholder with an extract from the register insofar as it relates to

8
his shares. The register also shall be available during normal business hours at the Company's principal offices for perusal and inspection by the shareholders.

3.8 Transfer of Shares. The transfer of shares shall require an instrument of transfer and service of such instrument upon the Company, or the written acknowledgement of such transfer by the Company by an entry in the shareholders' register.

3.9. Reduction of Share Capital.

3.9.1. The General Meeting may resolve to reduce the

issued share capital by cancelling shares or by reducing the nominal value of shares by means of an amendment to the Statutes, provided that a resolution to cancel shares can only relate to shares which are held by the Company itself.

3.9.2. Reduction of the nominal value of shares of any

class without repayment, as well as partial repayment on shares, shall only be made to the same amount in respect of all the shares of the same class, except if determined otherwise by a resolution passed by the majority of all shareholders. The notice convening a meeting at which such a resolution is passed, shall state the purpose of the reduction of the share capital.

3.10. Additional Matters Affecting Shares.

                                                                    Exhibit 10.1
                                                              Page 5 of 15 Pages

3.10.1. The Company shall notify the shareholders of the

proposed issue and the period during which the preferential right can be exercised. Such period shall not be less than four (4) weeks from the date of f the notice.

3.10.2. Shares can only be issued against payment in full. 3.10.3. The Company cannot subscribe its own shares or acquire previously subscribed, issued and fully paid shares in its own share capital unless prior authorization has been given either by the Founders or, upon their election, by the Supervisory Board and the Board of Directors. Notwithstanding the foregoing, the Company is free (i) to acquire previously issued shares of stock whose nominal value does not exceed, in the aggregate, five percent (5%) of the Company's Capital Fund for the purpose of establishing an executive compensation plan in accordance with Article 10.2. hereof;

3.10.4. The Company cannot cast votes on shares held by

itself.

ARTICLE IV. CONTRIBUTIONS TO THE RESERVE FUND AND OTHER FUNDS

4.1. Establishment of Certain Funds. In addition to the Capital Fund, the Company shall create and maintain the following funds:

(a) Reserve Fund;

(b) such other funds as the Board of Directors (or Supervisory Board and Board of Directors jointly) may deem necessary.

4.2. Allocations. The Board of Directors, after notice to the Supervisory Board, commencing after the first year of operations, shall annually determine the sums to be allocated to the funds created by the Company prior to any dividend distribution; provided that if and to the extent required by Ukrainian law, sums must be allocated to the Reserve Fund to ensure that the Reserve Fund equals or exceeds twenty five percent (25%) of the Capital Fund by the end of any statutorily required period, and the annual contribution to the Reserve Fund shall be at least five percent (5%) of the annual net profit of the Company.

4.3. Use of Funds. The Board of Directors shall determine the use of the funds in the interests of the Company, in accordance with the purposes of said funds and in compliance with the operating principles of the Company as described herein.

ARTICLE V. GOVERNING BODIES OF THE COMPANY

5.1. Governing Bodies. The governing bodies of the Company are:

(a) the Shareholders' Meeting, the President and two VicePresidents who chair the Shareholders' Meeting;

10
(b) the Board of Directors;

(c) the Supervisory Board;

(d) the Audit Commission; and

(e) the executive officers of the Company, including the members of the Board, and those Company employees who are designated as such by the full Board of Directors.


                                                                    Exhibit 10.1
                                                              Page 6 of 15 Pages

5.2. Signing on Behalf of the Company. Unless otherwise decided by the Shareholders' Meeting, the General Directors shall be the authorized signatories of the Company.

ARTICLE VI. SHAREHOLDERS' MEETINGS

6.1. Highest Authority. The highest decision-making body of the Company is the Shareholders' Meeting, acting either as the General Meeting or Extraordinary Meeting of Shareholders. The Shareholders' Meeting shall, within the limits set by Ukrainian law and these Statutes, be vested with all powers and authorities not conferred upon other governing bodies of the Company.

6.2. Annual and General Meetings.

6.2.1. There shall be at least one General Meeting of

Shareholders annually (the "Annual Meeting"), unless the shareholders decide to call more frequent General Meetings. The Annual Meeting shall 1 be called by the Board of Directors and held within four (4) months of the end of the Company's financial year. It shall be convened for the purposes of:

(a) considering and approving the Annual Accounts;

(b) approving the annual Audit Report of the Audit Commission;

(c) appropriating the profit and determining the manner in which any losses are to be covered;

(d) approving executive compensation plans, including fixing any bonuses for the Directors, Supervisory Board Directors and executive officers of the Company; and (e) doing all such other things as are prescribed by law or as are proposed for its action by the Board of Directors and/or the Supervisory Board.

6.2.2. In addition to the matters to be addressed by the

Annual Meeting of Shareholders, any General or Extraordinary Meeting of Shareholders shall be competent, in accordance with Ukrainian law, to address the following matters:

(a) those matters whose approval requires a three-fourths (3/4) vote of all shareholders, as specified in Article 6.10. below;

(b) defining the basic direction of the Company's activity and approving business plans and reports about their realization;

(c) appointment and dismissing members of the Board of f Directors, election of the Supervisory Board and the Audit Commission (subject to Articles 7.1., 8.1. and 9.1. below, applicable to the above-mentioned three governing bodies respectively); and

(d) adopting operating rules and other internal policies and documents relating to the Company's organizational structure.

6.3. Extraordinary Meetings. An Extraordinary Meeting of

Shareholders shall be held if any of the following occurs:

(a) the Board of Directors or the Supervisory Board ascertains that the company is insolvent and more than half of the Company's capital has been lost;

(b) the Board of Directors or the Supervisory Board issues a notice at the request of one or more shareholders

                                                                    Exhibit 10.1
                                                              Page 7 of 15 Pages
controlling more than twenty percent (20%) of the vote;

(c) the Board of Directors or the Supervisory Board issues a notice upon determining that the interests of the company require such a meeting; or

(d) the Audit Commission issues a notice upon determining that the vital interests of the Company are threatened

12
or there is a misuse of Company assets by officers or employees.

6.4. Notices. The notice of a General or Extraordinary Meeting shall include the following:

(a) the name and seat of the Company;

(b) the date and place and time of the Meeting;

(c) the items of business to be transacted at the Meeting (the "Agenda"); and

(d) specification as to whether it is a General or Extraordinary Meeting.

At least forty-five (45) days prior to the date of the Meeting, the notice shall be mailed or delivered to the shareholders at their addresses as shown on the shareholders' register. Where a Meeting has been convened with a period of notice shorter than the prescribed period of notice or where such a Meeting is held without notice, then a valid resolution can only be passed by the unanimous vote of all shareholders attending the Meeting. Where at a General Meeting ing items of business are brought up for . discussion which have not been announced in the convening notice (or in a supplemental convening notice with due observance of the period of notice prescribed for the convening of Meetings), a valid resolution can only be passed thereon by the unanimous vote of all shareholders attending the Meeting.

Each 0 of the Shareholders can put his proposal as to the Agenda of the General Meeting but not later then 40 days prior to the General Meeting. Within the same period of time the group of Shareholders having an aggregate amount of 10% of the vote may insist on submitting certain matter to the Agenda. All the Shareholders must have a possibility to see the documents relevant to the Agenda. The General Meeting shall not be authorized to consider matters which were not included into the Agenda.

6.5. Quorum. A quorum shall exist at any Shareholders' Meeting if at least seventy five percent (75%) of all of the shareholders who are entitled to vote are present or represented by proxy.

6.6. Proxies. Any shareholder may be represented at a Meeting by a proxy, provided that all proxy designations must be in

13
writing. No proxy shall be valid after the expiration of six (6) months from the date of the proxy unless otherwise specified in the proxy. A shareholder that is a legal person may exercise its voting rights through any statutory body authorized to act on its behalf.

6.7. Chairman. Shareholder Meetings shall be presided over by the President of the Company and in his absence by one of the Vice-Presidents. If such individuals are prevented from performing their duties, the Meeting itself shall choose its chairman.

6.8. Minutes. The chairman of the Meeting shall designate a secretary, who need not be a shareholder, to take minutes of the business transacted, which minutes shall be recorded in a book intended therefor. Minutes shall be confirmed as a true and accurate account of the business transacted at the

Meeting

                                                                    Exhibit 10.1
                                                              Page 8 of 15 Pages
eet ng by the chairman and the secretary of the Meeting, both of whom shall be obliged either during the Meeting or at a subsequent Meeting to sign the minutes as representing a true and accurate account. Minutes need not be taken if a notarial record is prepared of the business transacted at the Meeting.

6.9. Voting.

6.9.1. The shareholders present in person or represented

by proxy shall determine the manner of the voting procedure (secret ballot or open) for each issue on the Agenda. No vote shall be taken on any matter not indicated in the Agenda, unless all shareholders in attendance approve of such vote.

6.9.2. Each share (except any "restricted" non-voting

share) shall entitle the holder thereof to cast one vote. All resolutions shall be passed by an absolute majority of votes, unless Article 6.10 of these Statutes prescribes a larger majority. Blank votes shall be regarded as not having been cast.

6.9.3. Valid votes shall not be cast by persons who in

any capacity other than as shareholders would by the resolution to be passed be granted any right as against the Company or released from any obligation towards it.

6.10. Resolutions Without a Meeting Being Held. The

shareholders can also pass resolutions without holding

14
a Meeting, provided always that the votes cast in connection with any such resolution are evidenced in writing (including by telex, telefax or telegram) and, further, such resolution is passed by three-fourths (3/4) or more of all the shareholders. Resolutions that have been passed without holding a Meeting shall, together with the records relating thereto, be entered in the relevant minute-book and be read out at the next Meeting.

6.11. Super-Majority Decisions. Notwithstanding any

provision hereof, decisions on the following matters shall require three-fourths (3/4) or more of the votes of shareholders attending and entitled to vote at a Shareholders Meeting:

(a) changing the purpose of the Company's activities;

(b) any amendment of the Company's Statutes (except the First and Second Amendments attached hereto, which have been approved by the Founders);

(c)  establishment,   reorganization  and  liquidation  of  branch  enterprises, affiliates and agents of the Company, and ratification of their statutes and regulations;

(d) passage of resolutions regarding the imposition of liability on Company Directors or officers, or suspending or removing Directors or officers from office for cause;

(e) overruling decisions of the Board of Directors concerning conditions of payment for the work of employees of the Company, its branch enterprises, affiliates and agents; and

(f)  cessation  of  the  Company's   activity,   appointment  of  a  liquidation
commission, and/or acceptance of the liquidation balance -


                                                                    Exhibit 10.1
                                                              Page 9 of 15 Pages

(k) Capital increase or reduction including the additional issuance of shares for the purpose of private placement of these shares among other shareholders, legal entities or individuals.

ARTICLE VII. BOARD OF DIRECTORS

7.1. Number and Appointment.
7.1.1. The Company shall be managed by the Board of

Directors consisting of no more then ten (10) Directors, provided the number will be always odd. The Board of Directors is authorized to consider any matters which are not within the authority of other bodies of corporate governance of the Company.

7.1.2. The Founders have elected and appointed the

initial Board of Directors consisting of ten members; US Founder on his part and Ukrainian Founders on their part shall designate equal number of Directors and the Company will conclude a contract with each of the Directors, 5 persons from each side. Two members of the Board of Directors (one on Ukrainian part and one on US part) shall be appointed as Directors General. The responsibilities of the Directors Generals are dealt with in article 13.3 of the Founders' Agreement.

7.1.3. The Chairman may also be given the title of

"President" and the other Directors may be given such titles as the Founders or a Shareholders' Meeting may determine.

7.1.4. Subject to Article 7.1.2. above, a General Meeting

may in the future appoint the Board of Directors, fix their term of office and remuneration, and determine the other conditions of service of the Directors. The General Meeting also may at any time suspend or remove a Director for cause prior to the expiration of his term of office, upon a three-fourths (3/4) vote of shareholders as provided in Article 6.10.

7.2. Duties. The Board of Directors and its delegates represent the Company with respect to third parties, before courts and other legal bodies, and manage the daily operations of the Company. The Chairman shall determine the duties to be discharged by the other Directors to the extent that the General Meeting has not done so by resolution. The Board of Directors also may create subcommittees of the full Board, including an Executive Committee, consisting of such number of Directors and having such functions and authorities as the Board determines.

7.3. Meetings and Decisions.
7.3.1. Any Director can call a meeting of the Board of

Directors. Meetings of the Board can be held only if at least the majority of the members is present Meeting of the Board shall be held weekly and may be conducted through speakerphone conference.

7.3.2. one of the Director General shall preside at

meetings of the Board of Directors.

7.3.3. The Board shall pass all resolutions by absolute

majority of votes, each Director having one vote. In the event of an equality of votes, the Chairman shall have a casting vote; or the Board may by majority vote decide that a matter shall be decided by the Supervisory Board.
Blank votes shall be null and void.


                                                                    Exhibit 10.1
                                                             Page 10 of 15 Pages

7.3.4. Minutes shall be taken of the business transacted

at any meeting. Such minutes shall be entered in the book intended therefor. The minutes shall be confirmed as a true and accurate account of the business transacted at the meeting by the chairman and the secretary of the meeting concerned, both of whom shall be obliged either during the meeting or at a subsequent meeting to sign the minutes as representing a true and accurate account.

7.3.5. The Board of Directors may also pass resolutions

without holding a meeting, provided that any such resolution is set forth in writing (including a telex, telefax or telegram).

7.4. Vacancies. Where the office of a Director is vacated or where a Director is otherwise prevented from acting, the management of the Company shall be vested in the remaining Directors. In the event that the offices of all Directors are vacated or where all the Directors are otherwise prevented from acting, the Supervisory Board shall temporarily be vested with the management of the Company's business, without prejudice to its power in that event to entrust such management to one or more persons, whether or not from among its members, but only until such time as a new Board of Directors is appointed by a Shareholders' Meeting. ARTICLE VIII. SUPERVISORY BOARD

8.1. Number and Appointment.

8.1.1. The Company shall have a Supervisory Board

consisting of three (3) or more members. The General Meeting shall determine the actual number of Supervisory Board members.

8.1.2. The initial Supervisory Board Directors shall have

a term of office of two (2) years, and they may stand for re-election and serve additional terms of office fice if so elected by a Shareholders' Meeting.

8.1.3. Subject to Article 8.1.2. above, a General Meeting

may appoint the Supervisory Board Directors, fix their term of office and remuneration, and determine their other conditions of service. The General Meeting may also at any time suspend or remove them from office, for cause or without cause prior to the expiration of their term of office.

8.2. Duties. The Supervisory Board shall oversee and supervise the management of the Company by the Board of Directors, for the purpose of ensuring that the general state of the business and affairs of the Company are carried out in accordance with the principles of these Statutes and applicable Ukrainian law. In the exercise of their duties of office, the Supervisory Directors shall be guided by the interests of the Company and shall be free to give advice and make recommendations on any matter to the Board of Directors and/or to a Shareholders' Meeting. Notwithstanding the generality of the foregoing and in addition to its other rights and responsibilities as specified in these Articles, the Supervisory Board shall be empowered to:

(a) check all books and records of the Company, and annually to review and approve the Annual Accounts and Report of the Audit Commission;

(b) take the advice of experts in such fields as it may deem desirable for the performance of its tasks; and

(c) suspend a member of the Board of Directors from office in the event there has been a misuse of Company assets or abuse of power by the Director and after notice to

18

                                                                    Exhibit 10.1
                                                             Page 11 of 15 Pages
the General Meeting, provided that the suspension from office may be terminated by the General Meeting by a majority of votes cast.

8.3. Meetings and Decisions.

8.3.1. Any Supervisory Board Director can call a meeting

of the Supervisory Board. Meetings of the Supervisory Board can be held only if at least the majority of the members is present or represented.

8.3.2. The Supervisory Board shall choose from among its

members a chairman and a secretary who may or may not be a Supervisory Board Director. The chairman shall bear the title of "Chairman of the Supervisory Board". Supervisory Board Directors may cause themselves to be represented only by a written power of attorney (including by telex, telefax or telegram), which power of attorney may be granted to a fellow Supervisory Board Director only.

8.3.3. The Supervisory Board shall pass all resolutions

by an absolute majority of votes, each Supervisory Board Director having one vote. The Chairman of the Supervisory Board shall have a casting vote in the event of an equality of votes. Blank votes shall be null and void. Upon being so requested, the members of the Board of Directors shall attend the meetings of the Supervisory Board, and vice versa.

8.3.4. Minutes shall be taken of the business transacted

at any meeting. Such minutes shall be entered in the book intended therefor. The minutes shall be confirmed as a true and accurate account of the business transacted at the meeting by the chairman and the secretary of the meeting, both of whom shall be obliged either during the meeting or at a subsequent meeting to sign the minutes as representing a true and accurate account.

8.3.5. The Supervisory Board may also pass resolutions

without holding a meeting, provided that any such resolution is set forth in writing (including a telex, telefax or telegram) and, further, that such resolution is passed by the unanimous vote of all Supervisory Board Directors.

19
ARTICLE IX. AUDIT COMMISSION

9.1. Composition. The Company shall have an Audit Commission, which shall be composed of at least three (3) persons, whose members must be appointed (and may only be dismissed) by the Shareho iders' Meeting from among its ranks. The Directors and Supervisory Board members shall not be members of the Audit Commission.

9.2. Responsibility. The Audit Commission certifies annual accounting and financial statements, balance sheets and profit and loss statements, and tax statements and filings (the "Annual Accounts"), and otherwise assists the Directors and executive officers in the fiscal and financial management of the Company. The Audit Commission also verifies the lawful activities of Company Directors, officers and employees, and it may call an Extraordinary Meeting if it determines that the vital interests of the Company are threatened or there is a misuse of company assets by employees.

9.3. Reports. The Audit Commission certifies and submits to the Chairman of the Board and to the Annual Meeting an annual Audit Report, analyzing and commenting in detail on the Annual Accounts of the Company, within three (3) months of the end of each fiscal year. The Audit Commission shall provide such other reports to the Board and/or shareholders as they demand.


                                                                    Exhibit 10.1
                                                             Page 12 of 15 Pages

ARTICLE X. PERSONNEL

10.1. Personnel Policies. The organization, personnel

structure, qualifications, salaries, benefits, working hours and conditions, and other policies concerning the personnel of the Company shall be established by the Board of Directors, provided that such policies shall be in conformity with the business policies and principles of the Company stipulated in these Statutes and are in accordance with the applicable laws of Ukraine. The Board (and its delegates among the executive officers of the Company) has full and plenary power consistent with Ukrainian laws to employ and dismiss employees, to negotiate and execute collective bargaining or other labor agreements, and otherwise to establish the terms and conditions of employment, including determining worker bonuses and incentive compensation.

20
10.2. Executive Compensation. The Board of Directors shall

establish the amount and terms of compensation for its members, members of the Supervisory Board and of the Audit Commission, and executive officers of the Company, subject to the requirements of Ukrainian law; provided that the Board shall present the details of such compensation arrangements to the Annual Meeting as part of an annual executive compensation plan and the Annual Meeting does not pass a resolution of disapproval. The annual executive compensation plan may, with the approval of both the Board of Directors and the Supervisory Board, authorize the payment of bonuses or incentive compensation in the form of Company shares or stock options; provided that for this purpose, the Company may only reissue or dispose of shares held by the company in its own share capital (including treasury stock but excluding any "restricted" shares), subscribed and acquired by the company in accordance with Article 3.10.5. hereof.

ARTICLE XI. ANNUAL BUSINESS PLAN, FINANCIAL RECORDS, ACCOUNTING AND AUDITS

11.1. Contents. The Board of Directors shall develop a

detailed and comprehensive annual Business Plan, which shall be submitted annually to the Supervisory Board and the Annual Meeting of Shareholders. The Business Plan shall be divided into quarters and shall include but not be limited to:

(a) capital budget;

(b) purchasing plans and procedures;

(c) general schedule of product prices;

(d) sales and marketing plan, including related quantities, prices, and costs for each product;

(e) employment plans;

(f) wage and salary scales for workers and worker bonus and incentive programs;

(g) executive compensation plan (as provided in Article 10.2.);

(h) bookkeeping and accounting procedures and any changes therein; and

21
(i) annual budget, including projected revenues and costs.

11.2. Fiscal Year. The fiscal year of the Company is the

calendar year. The first fiscal year shall end on December 31, 1993. Accounting and auditing practices of the

                                                                    Exhibit 10.1
                                                             Page 13 of 15 Pages

Company shall be in accordance with the provisions of these Statutes and applicable Ukrainian laws and regulations.

11.3. Financial Records. The Company shall maintain a

complete and accurate set of financial and accounting records in accordance with the guidelines established by the Audit Commission. The financial records of the Company are maintained and signed by the Company's treasurer, designated by the Board of Directors, and shall be certified annually by the Audit Commission as provided in Article IX. hereof. The shareholders shall be given access, upon request, to the financial and accounting records of the Company.

11.4. Independent Auditors. In addition to audits by

Ukrainian auditing organizations as may be required pursuant to Ukrainian law, the Company has the right to appoint, at the Company's expense, independent auditors, who may be of any nationality, to conduct annual or other periodic audits of the Company in accordance with internationally accepted accounting standards and principles.

11.5. Disclosure. The Company shall proceed to publication,

and shall disclose and make filings to governmental authorities, of the Annual Accounts, Annual Report, Business Plan, and other information and particulars concerning its activities, if and insofar as the Ukrainian Law on Securities and the Stock Exchange or other Ukrainian laws or regulations so prescribe.

ARTICLE XII. DISSOLUTION AND LIQUIDATION OF THE COMPANY

12.1. Liquidation Commission. The dissolution of the Company and the liquidation of its assets shall be undertaken by a liquidation commission appointed by the Company or in the event of bankruptcy or the cessation of the Company's activities, by a liquidation commission appointed by a court or an arbitration court.

12.2. Liquidation Commission Management. From the date of

appointment of the liquidation commission, authority to manage the affairs of the Company is transferred to the

22
commission. Within such time periods as are required or allowed under Ukrainian law, the liquidation commission shall publish information about the Company in official (republican and local) press organs, establish the dead line for and give notice to creditors to make their claims, evaluate the existing property (assets and liabilities) of the Company, make public the Company's debtors and creditors and any settlements with them, take measures to pay the Company's debts to third parties as well as to shareholders, and determine the liquidation statement and forward it to the Shareholders' Meeting.

12.3. Liquidation Statement. The liquidation commission

shall prepare a financial statement as of the proposed date of f the termination the liquidation (the

"liquidation idation statement" , showing all assets after the discharge or settlement of outstanding obligations and contingent obligations, including, without limitation, taxes or other charges, bank and other State debts, and supplier debts, due or to become due prior to or upon liquidation. The liquidation commission shall submit the liquidation statement to a Shareholders' Meeting along with a final report on the progress of liquidation and a proposal as to the settlement of any remaining liabilities and the disposition of the remainder of the Company's assets.


                                                                    Exhibit 10.1
                                                             Page 14 of 15 Pages

12.4. Proceeds of Dissolution. After the approval of the

liquidation statement by the Shareholders' Meeting, the liquidation commission shall proceed with the dissolution and winding-up of the Company. Upon dissolution of the Company and the liquidation of its assets, liquidation proceeds shall be applied in the following order of priority:

(a) payment of the expenses and  settlement of the  obligations  of the Company;
and

(b) payment of the remainder of funds, if any, to the shareholders, in proportion to the nominal value of their respective shares of the Company's Capital Fund.

12.5. Cessation. Following dissolution and liquidation, the

liquidation commission shall:

(a) ensure the safe deposit of all of the Company's books and records, for such period as is required by law; and

23
(b) cause the Company to be deleted from the appropriate companies register.

The liquidation of the Company is considered completed and the Company is regarded as having ceased its activity from the moment that this s fact is entered into the appropriate government register.

                                                                    Exhibit 10.1
                                                             Page 15 of 15 Pages